DEPARTMENT OF JUSTICE

Drug Enforcement Administration

21 CFR Part 1301

[Docket No. DEA–447]

Applications To Become Registered Under the Controlled Substances Act To Manufacture Marijuana To Supply Researchers in the United States

AGENCY: Drug Enforcement Administration, Department of Justice.

ACTION: Policy statement.

SUMMARY: To facilitate research involving marijuana and its chemical constituents, DEA is adopting a new policy that is designed to increase the number of entities registered under the Controlled Substances Act (CSA) to grow (manufacture) marijuana to supply legitimate researchers in the United States. This policy statement explains how DEA will evaluate applications for such registration consistent with the CSA and the obligations of the United States under the applicable international drug control treaty.

DATES: August 12, 2016.

FOR FURTHER INFORMATION CONTACT: Michael J. Lewis, Office of Diversion Control, Drug Enforcement Administration; Mailing Address: 8701 Morrissette Drive, Springfield, Virginia 22152; Telephone: (202) 598–6812.

SUPPLEMENTARY INFORMATION:

Background

Reasons for This Policy Statement

There is growing public interest in exploring the possibility that marijuana or its chemical constituents may be used as potential treatments for certain medical conditions. The Federal Food, Drug and Cosmetic Act requires that before a new drug is allowed to enter the U.S. market, it must be demonstrated through adequate and well-controlled clinical trials to be both safe and effective for its intended uses. Congress long ago established this process, recognizing that it was essential to protect the health and welfare of the American people.

Although no drug product made from marijuana has yet been shown to be safe and effective in such clinical trials, DEA—along with the Food and Drug Administration (FDA) and the National Institutes of Health (NIH)—fully supports expanding research into the potential medical utility of marijuana and its chemical constituents.[1]

There are a variety of factors that influence whether and to what extent such research takes place. Some of the key factors—such as funding—are beyond DEA's control.[2] However, one of the ways DEA can help to facilitate research involving marijuana is to take steps, within the framework of the CSA and U.S. treaty obligations, to increase the lawful supply of marijuana available to researchers.

For nearly 50 years, the United States has relied on a single grower to produce marijuana used in research. This grower operates under a contract with the National Institute on Drug Abuse (NIDA). This longstanding arrangement has historically been considered by the U.S. Government to be the best way to satisfy our nation's obligations under the applicable international drug control treaty, as discussed in more detail below. For most of the nearly 50 years that this single marijuana grower arrangement has been in existence, the demand for research-grade marijuana in the United States was relatively limited—and the single grower was able to meet such limited demand. However, in recent years, there has been greater public interest in expanding marijuana-related research, particularly with regard to certain chemical constituents in the plant known as cannabinoids.

The term "cannabinoids" generally refers to those chemicals unique to the cannabis plant (marijuana).[3] To date, more than 100 different cannabinoids have been found in the plant. One such cannabinoid—known as cannabidiol or CBD—has received increased attention in recent years. Although the effects of CBD are not yet fully understood by scientists, and research is ongoing in this area, some studies suggest that CBD may have uses in the treatment of seizures and other neurological disorders. A growing number of researchers have expressed interest in conducting research with extracts of marijuana that have a particular percentage of CBD and other cannabinoids. DEA fully supports research in this area. Based on discussions with NIDA and FDA, DEA has concluded that the best way to satisfy the current researcher demand for a variety of strains of marijuana and cannabinoid extracts is to increase the number of federally authorized marijuana growers. To achieve this result, DEA, in consultation with NIDA and FDA, has developed a new approach to allow additional marijuana growers to apply to become registered with DEA, while upholding U.S. treaty obligations and the CSA. This policy statement explains the new approach, provides details about the process by which potential growers may apply for a DEA registration, and describes the steps they must take to ensure their activity will be carried out in conformity with U.S. treaty obligations and the CSA.

The historical system, under which NIDA relied on one grower to supply marijuana on a contract basis, was designed primarily to supply marijuana for use in federally funded research—not for commercial product development. Thus, under the historical system, there was no clear legal pathway for commercial enterprises to produce marijuana for product development. In contrast, under the new approach explained in this policy statement, persons may become registered with DEA to grow marijuana not only to supply federally funded or other academic researchers, but also for strictly commercial endeavors funded by the private sector and aimed at drug product development. Likewise, under the new approach, should the state of scientific knowledge advance in the future such that a marijuana-derived drug is shown to be safe and effective for medical use, pharmaceutical firms will have a legal means of producing such drugs in the United States—independent of the NIDA contract process.

Legal Considerations

Applicable CSA Provisions

Under the CSA, all persons who seek to manufacture or distribute a controlled substance must apply for a DEA registration. 21 U.S.C. 822(a)(1). Applications by persons seeking to grow

[1] There are two FDA-approved drugs that contain a synthetic form of dronabinol, which is one of the chemicals found in marijuana. These drugs are Marinol (which the FDA approved for the treatment of nausea and vomiting associated with cancer chemotherapy, and for the treatment of anorexia associated with weight loss in patients with AIDS) and Syndros (which was approved for the same indications as Marinol).

[2] Funding may actually be the most important factor in whether research with marijuana (or any other experimental drug) takes place. What appears to have been the greatest spike in marijuana research in the United States occurred shortly after the State of California enacted legislation in 1999 to fund such research. Specifically, in 1999, California enacted a law that established the "California Marijuana Research Program" to develop and conduct studies on the potential medical utility of marijuana. Cal. Health & Safety Code § 11362.9. The state legislature appropriated a total of $9 million for the marijuana research studies. Over the next five years, DEA received applications for registration in connection with at least 17 State-sponsored pre-clinical or clinical studies of marijuana (all of which DEA granted). 74 FR 2101, 2105 (2009). However, it appears that once the State stopped funding the research, the studies ended.

[3] An acceptable and broader definition of "cannabinoids" includes not only those chemicals unique to the cannabis plant but also their derivatives and transformation products.

marijuana to supply researchers are governed by 21 U.S.C. 823(a); see *generally* 76 FR 51403 (2011); 74 FR 2101 (2009). Under section 823(a), for DEA to grant a registration, two conditions must be satisfied: (1) The registration must be consistent with the public interest (based on the enumerated criteria listed in section 823(a)) and (2) the registration must be consistent with U.S. obligations under the Single Convention on Narcotic Drugs, 1961 (Single Convention). An applicant seeking registration under section 823(a) has "the burden of proving that the requirements for such registration pursuant to [this section] are satisfied." 21 CFR 1301.44(a). Although each application for registration that DEA receives will be evaluated individually based on its own merit, some general considerations warrant mention here.

First, while it is DEA's intention to increase the number of registered marijuana growers who will be supplying U.S. researchers, the CSA does not authorize DEA to register an unlimited number of manufacturers. As subsection 823(a)(1) provides, DEA is obligated to register only the number of bulk manufacturers of a given schedule I or II controlled substance that is necessary to "produce an adequate and uninterrupted supply of these substances under adequately competitive conditions for legitimate medical, scientific, research, and industrial purposes." *See* 74 FR at 2127–2130 (discussing meaning of subsection 823(a)(1)). This provision is based on the long-established principle that having fewer registrants of a given controlled substances tends to decrease the likelihood of diversion.

Consistent with subsection 823(a)(1), DEA will evaluate each application it receives to determine whether adding such applicant to the list of registered growers is necessary to provide an adequate and uninterrupted supply of marijuana (including extracts and other derivatives thereof) to researchers in the United States.[4]

Second, as with any application submitted pursuant to section 823(a), in determining whether the proposed registration would be consistent with the public interest, among the factors to be considered are whether the applicant has previous experience handling controlled substances in a lawful manner and whether the applicant has engaged in illegal activity involving controlled substances. In this context, illegal activity includes any activity in violation of the CSA (regardless of whether such activity is permissible under State law) as well as activity in violation of State or local law. While past illegal conduct involving controlled substances does not automatically disqualify an applicant, it may weigh heavily against granting the registration.

Third, given the in-depth nature of the analysis that the CSA requires DEA to conduct in evaluating these applications, applicants should anticipate that, in addition to the information requested in the application itself, they will be asked to submit other information germane to the application in accordance with 21 CFR 1301.15. This will include, among other things, detailed information regarding an applicant's past experience in the manufacture of controlled substances. In addition, applicants will be asked to provide a written explanation of how they believe they would be able to augment the nation's supply of research-grade marijuana within the meaning of subsection 823(a)(1). Applicants may be asked to provide additional written support for their application and other information that DEA deems relevant in evaluating the application under section 823(a).

Treaty Considerations

As stated above, DEA may only issue a registration to grow marijuana to supply researchers if the registration is consistent with U.S. obligations under the Single Convention. Although this policy document will not list all of the applicable requirements of the Single Convention,[5] the following is a summary of some of the key considerations.

Under articles 23 and 28 of the Single Convention, a party (*i.e.*, a country that is a signatory to the treaty) that allows the cultivation of cannabis for lawful uses (*e.g.*, FDA-authorized clinical trials) must:

(a) Designate the areas in which, and the plots of land on which, cultivation of the cannabis plant for the purpose of producing cannabis shall be permitted;

(b) License cultivators authorized to cultivate cannabis;

(c) Specify through such licensing the extent of the land on which the cultivation is permitted;

(d) Purchase and take physical possession of all cannabis crops from all cultivators as soon as possible, but not later than four months after the end of the harvest; and

(e) Have the exclusive right of importing, exporting, wholesale trading and maintaining stocks of cannabis.

As DEA has stated in a prior publication, DEA carries out those functions of article 23, paragraph 2, that are encompassed by the DEA registration system (paragraphs (a) through (c) above), and NIDA carries out those functions relating to purchasing the marijuana and maintaining a monopoly over the wholesale distribution (paragraphs (d) and (e) above).[6] 76 FR at 51409.

As indicated, DEA's historical approach to ensuring compliance with the foregoing treaty requirements was to limit the registration of marijuana growers who supply researchers to those entities that operate under a contract with NIDA. Under this historical approach, the grower could be considered an extension of NIDA and thus all marijuana produced by the grower was effectively owned by NIDA, with NIDA controlling all distribution to researchers.

However, as further indicated, DEA has concluded, based on discussions with NIDA and FDA, that it would be beneficial for research to allow additional marijuana growers outside the NIDA-contract system, provided this could be accomplished in a manner consistent with the CSA and the treaty. Toward this end, DEA took into account the following statement contained in the official commentary to the Single Convention:

> Countries . . . which produce . . . cannabis . . . , [i]n so far as they permit private farmers to cultivate the plants . . . , cannot establish with sufficient exactitude the quantities harvested by individual producers. If they allowed the sale of the crops to private traders, they would not be in a position to ascertain with reasonable exactitude the amounts which enter their controlled trade. The effectiveness of their control régime would thus be considerably weakened. In fact, experience has shown that permitting licensed private traders to purchase the crops results in diversion of large quantities of drugs into illicit channels. . . . [T]he acquisition of the crops and the wholesale and international trade in these agricultural products cannot be entrusted to private traders, but must be undertaken by governmental authorities in the producing countries. Article 23 . . . and article 28 . . . therefore require a government monopoly of the wholesale and international trade in the agricultural product in question in the country which authorizes its production.

Commentary at 278

[4] In making this determination, DEA will consult with NIH and FDA, as warranted.

[5] A detailed explanation of the relevant Single Convention requirements can be found in 74 FR at 2114–2118.

[6] In accordance with the CSA, DEA carries out functions that are indirectly related to those specified in article 23, paragraph 2(e). For example, DEA controls imports and exports of cannabis through the CSA registration and permitting system.

Given the foregoing considerations, DEA believes it would be consistent with the purposes of articles 23 and 28 of the Single Convention for DEA to register marijuana growers outside of the NIDA-contract system to supply researchers, *provided the growers agree that they may only distribute marijuana with prior, written approval from DEA.* In other words, in lieu of requiring the growers to operate under a contract with NIDA, a registered grower will be permitted to operate independently, provided the grower agrees (through a written memorandum of agreement with DEA) that it will only distribute marijuana with prior, written approval from DEA. DEA believes this new approach will succeed in avoiding one of the scenarios the treaty is designed to prevent: Private parties trading in marijuana outside the supervision or direction of the federal government.

Also, consistent with the purposes and structure of the CSA, persons who become registered to grow marijuana to supply researchers will only be authorized to supply DEA-registered researchers whose protocols have been determined by the Department of Health and Human Services (HHS) to be scientifically meritorious. *See* 21 U.S.C. 823(f). In 2015, HHS announced the details of its current policy for evaluating the merits of research protocols involving marijuana. 80 FR 35960 (2015).

Finally, potential applicants should note that any entity granted a registration to manufacture marijuana to supply researchers will be subject to all applicable requirements of the CSA and DEA regulations, including those relating to quotas, record keeping, order forms, security, and diversion control.

How To Apply for a Registration

Persons interested in applying for a registration to become a bulk manufacturer of marijuana to supply legitimate researchers can find instructions and the application form by going to the DEA Office of Diversion Control Web site registration page at *www.deadiversion.usdoj.gov/drugreg/index.html#regapps*. Applicants will need to submit Form 225.

Note Regarding the Nature of This Document

This document is a general statement of DEA policy. While this document reflects how DEA intends to implement the relevant statutory and regulatory provisions, it does not establish a rule that is binding on any member of the public. Any person who applies for a registration to grow marijuana (as with any other applicant for registration under the CSA) is entitled to due process in the consideration of the application by the Agency. To ensure such due process, the CSA provides that, before taking action to deny an application for registration, DEA must serve upon the applicant an order to show cause why the application should not be denied, which shall provide the applicant with an opportunity to request a hearing on the application in accordance with the Administrative Procedure Act. 21 U.S.C. 824(c).

Dated: July 25, 2016.

Chuck Rosenberg,

Acting Administrator.

[FR Doc. 2016–17955 Filed 8–11–16; 8:45 am]

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